Exhibit 99.1

Gregory J. Larson Executive Vice President 240.744.5120

NEWS RELEASE

HOST HOTELS & RESORTS, INC. REPORTS SOLID RESULTS OF OPERATIONS FOR THE SECOND QUARTER OF 2008

BETHESDA, MD; July 16, 2008 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (REIT), today announced its results of operations for the second quarter ended June 13, 2008.

•	Total revenue increased $34 million, or 2.5%, to $1,415 million for the second quarter and $63 million, or 2.6%, to $2,473 million for year-to-date 2008.

•

Net income increased $41 million to $190 million and income from continuing operations increased $34 million to $179 million for the second quarter of 2008. For year-to-date 2008, net income decreased $85 million to $251 million and income from continuing operations increased $53 million to $239 million compared to year-to-date 2007. Earnings per diluted share increased $.08 to $.35 for the second quarter and decreased $.16 to $.46 for year-to-date 2008.

Net income in 2008 included a net gain of approximately $10 million, or $.02 per diluted share, for the second quarter and year-to-date associated with hotel dispositions. By comparison, net income in 2007 included a net loss of approximately $46 million, or $.08 per diluted share, for the second quarter associated with the refinancing of debt, and a net gain of $90 million, or $.16 per diluted share, for year-to-date 2007 associated with the refinancing of debt and net gains on hotel dispositions.

•

Funds from Operations (FFO) per diluted share increased 16.7% to $.56 for the second quarter and 14.1% to $.89 for year-to-date 2008. In 2007, FFO was reduced by $.08 per diluted share for costs associated with debt refinancings for both the second quarter and year-to-date.

The Company also announced the following second quarter results for Host Hotels & Resorts, L.P., (Host LP) through which it conducts all of its operations and holds approximately 96% of the partnership interests:

•	Net income increased $45 million to $199 million for the second quarter and decreased $86 million to $262 million for year-to-date 2008.

•

Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, decreased $3 million to $419 million for the second quarter and was $681 million for both year-to-date 2008 and 2007.

For further detail of certain transactions affecting net income of the Company and Host LP, earnings per diluted share and FFO per diluted share, refer to the “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share” attached to this press release.

Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margins (discussed below) are non-GAAP (generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

OPERATING RESULTS

Comparable hotel RevPAR for the second quarter of 2008 increased 1.7% when compared to the second quarter of 2007. Year-to-date 2008 comparable hotel RevPAR increased 2.0% when compared to year-to-date 2007. Comparable hotel adjusted operating profit margins decreased 20 basis points and 30 basis points for the second quarter and year-to-date 2008, respectively. For further detail, see “Notes to the Financial Information.”

BALANCE SHEET

As of June 13, 2008, the Company had approximately $505 million of cash and cash equivalents and $600 million of available capacity under its credit facility. Excluding amounts necessary for working capital, the Company intends to use its available funds for dividend payments, stock repurchases, investments in its portfolio, to acquire new properties or to make debt repayments.

FINANCING TRANSACTIONS

During the second quarter, the Company entered into a $210 million term loan under its credit facility. The proceeds from the term loan, which is an expansion of the Company’s existing $600 million credit facility, were used to repay $100 million outstanding under the revolver portion of the credit facility and for general corporate purposes. The term loan was completed in two phases, with $165 million closing in April 2008 (as previously announced) and an additional $45 million, with the same terms, closing in May 2008. The term loan has a maturity date of September 9, 2011 which the Company can extend for one year, subject to certain conditions. The term loan is prepayable without penalty after October 2009 and may be repaid prior to that date for a fee. The term loan bears interest at LIBOR plus 175 basis points (approximately 4.2% at June 13, 2008).

During the quarter, the Company also refinanced the $208 million, 7.48% mortgage on the Orlando World Center Marriott with a non-amortizing $300 million mortgage that bears interest at a rate of LIBOR plus 350 basis points (approximately 5.96% at June 13, 2008). The loan has an initial maturity in 2011, plus two, one-year extensions subject to certain conditions. The additional loan proceeds will be used for general corporate purposes.

STOCK REPURCHASE PROGRAM

Under its previously announced stock repurchase program, the Company repurchased 2.2 million shares of its common stock valued at approximately $37 million during the second quarter. Year-to-date, the Company has repurchased 4.35 million shares valued at approximately $72 million. As of June 13, 2008, the Company has approximately 518.6 million shares of common stock outstanding.

CAPITAL EXPENDITURES

The Company continued to make significant enhancements to its portfolio through an extensive capital expenditure program which included approximately $160 million and $310 million of investments for the second quarter and year-to-date 2008, respectively. The Company recently completed the $81 million repositioning project of the Atlanta Marriott Marquis with the opening of the new 26,000 square foot Atrium Ballroom and the $4 million construction of an 8,300 square foot meeting space addition at the San Francisco Marriott.

DISPOSITIONS

During the second quarter the Company sold the Sheraton Suites Tampa Airport for approximately $24 million and recorded a gain of approximately $10 million on the sale.

EUROPEAN JOINT VENTURE

In April 2008, the Company’s joint venture in Europe, in which the Company owns a 32.1% interest and serves as the general partner, purchased the 270-room Crowne Plaza Amsterdam City Centre for approximately €72 million.

DIVIDEND

As previously announced, the Company expects to declare a fixed $.20 per share common dividend each quarter, as well as a special dividend in the fourth quarter of each year, the amount of which will be based on the Company’s taxable income. Based on the Company’s current guidance for 2008, the Company expects that the fourth quarter special dividend will be in the range of $.15 to $.20, which would result in a full year dividend of $.95 to $1.00.

2008 OUTLOOK

The Company expects comparable hotel RevPAR to decline approximately 4% to 2% for the third quarter, and range from a decrease of 1% to an increase of 1% for the full year. For full year 2008, the Company expects its operating profit margins under GAAP to decrease approximately 300 basis points to 230 basis points and its comparable hotel adjusted operating profit margins to decrease approximately 125 basis points to 75 basis points. Based upon this guidance, the Company estimates that full year 2008 guidance for Host Hotels & Resorts, Inc. and Host Hotels & Resorts, L.P. would be as follows:

Host Hotels & Resorts, Inc.

•	earnings per diluted share should be approximately $.07 to $.09 for the third quarter and $.84 to $.94 for the full year;

•	net income should be approximately $41 million to $51 million for the third quarter and $455 million to $507 million for the full year; and

•	FFO per diluted share should be approximately $.27 to $.29 for the third quarter and $1.75 to $1.85 for the full year.

Host Hotels & Resorts, L.P.

•	net income for 2008 should be approximately $477 million to $529 million; and

•	Adjusted EBITDA for 2008 should be approximately $1,375 million to $1,425 million.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper upscale hotels. The Company currently owns 118 properties with approximately 64,000 rooms, and also holds a minority interest in a joint venture that owns 11 hotels in Europe with approximately 3,500 rooms. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt® , Fairmont®, Four Seasons®, Hilton® and Swissôtel®* in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of July 15, 2008, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host,” is a self-managed and self-administered real estate investment trust (REIT) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host and Host LP, the primary difference is approximately 4% of the partnership interests in Host LP held by outside partners as of July 15, 2008, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

For information on our reporting periods and non-GAAP financial measures (including Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margin) which we believe is useful to investors, see the Notes to the Financial Information included in this release.

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2008 Forecasts	27

Notes to Financial Information	28

HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets (a)

(in millions, except shares and per share amounts)

	June 13, 2008	December 31, 2007
	(unaudited)
ASSETS
Property and equipment, net	$10,718	$10,588
Due from managers	134	106
Investments in affiliates	203	194
Deferred financing costs, net	54	51
Furniture, fixtures and equipment replacement fund	143	122
Other	227	198
Restricted cash	61	65
Cash and cash equivalents	505	488

Total assets	$12,045	$11,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
Debt
Senior notes, including $1,090 million and $1,088 million, respectively, net of discount, of Exchangeable Senior Debentures	$4,116	$4,114
Mortgage debt	1,499	1,423
Credit facility, including the $210 million term loan	210	—
Other	87	88

Total debt	5,912	5,625
Accounts payable and accrued expenses (b)	84	315
Other	215	215

Total liabilities	6,211	6,155

Interest of minority partners of Host Hotels & Resorts, L.P.	250	188
Interest of minority partners of other consolidated partnerships	29	28

Stockholders’ equity
Cumulative redeemable preferred stock (liquidation preference $100 million) 50 million shares authorized; 4.0 million shares issued and outstanding	97	97
Common stock, par value $.01, 750 million shares authorized; 518.6 million shares and 522.6 million shares issued and outstanding, respectively	5	5
Additional paid-in capital	5,640	5,673
Accumulated other comprehensive income	49	45
Deficit	(236)	(379)

Total stockholders’ equity	5,555	5,441

Total liabilities and stockholders’ equity	$12,045	$11,812

(a)	Our consolidated balance sheet as of June 13, 2008 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.
(b)	Amount includes $209 million at year end 2007 for the accrual of the year end 2007 dividend of $.40 per common share. The second quarter 2008 dividend of $.20 per common share was not declared until June 15, 2008, which is after June 13, the end of the second quarter.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	June 13, 2008	June 15, 2007	June 13, 2008	June 15, 2007
Revenues
Rooms	$856	$839	$1,480	$1,447
Food and beverage	440	427	774	748
Other	92	90	162	159

Total hotel sales	1,388	1,356	2,416	2,354
Rental income	27	25	57	56

Total revenues	1,415	1,381	2,473	2,410

Expenses
Rooms	199	193	356	343
Food and beverage	301	295	544	531
Hotel departmental expenses	325	314	583	563
Management fees	73	71	125	116
Other property-level expenses	96	94	177	175
Depreciation and amortization	131	118	255	233
Corporate and other expenses	14	15	31	37
Gain on insurance settlement (b)	—	—	(7)	—

Total operating costs and expenses	1,139	1,100	2,064	1,998

Operating profit	276	281	409	412
Interest income	5	12	9	18
Interest expense	(81)	(136)	(157)	(230)
Net gains on property transactions	1	1	2	2
Minority interest expense	(10)	(5)	(19)	(16)
Equity in earnings of affiliates	2	3	2	5

Income before income taxes	193	156	246	191
Provision for income taxes	(14)	(11)	(7)	(5)

Income from continuing operations	179	145	239	186
Income from discontinued operations (c)	11	4	12	150

Net income	190	149	251	336
Less: Dividends on preferred stock	(2)	(2)	(4)	(4)

Net income available to common stockholders	$188	$147	$247	$332

Basic earnings per common share:
Continuing operations	$.34	$.27	$.45	$.35
Discontinued operations	.02	.01	.02	.29

Basic earnings per common share	$.36	$.28	$.47	$.64

Diluted earnings per common share
Continuing operations	$.33	$.26	$.44	$.35
Discontinued operations	.02	.01	.02	.27

Diluted earnings per common share	$.35	$.27	$.46	$.62

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	The gain on insurance settlement reflects business interruption insurance proceeds from damages incurred from Hurricane Katrina in 2005 and excludes the $2 million of management fees due to the manager of the hotel for the first quarter of 2008 related to the proceeds.
(c)	Reflects the results of operations and gains on sale, net of the related income tax, for one property held-for-sale at June 13, 2008, one property sold in 2008 and nine properties sold in 2007.

HOST HOTELS & RESORTS, INC.

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended June 13, 2008			Quarter ended June 15, 2007
	Income	Shares	Per Share Amount	Income	Shares	Per Share Amount
Net income	$190	520.5	$.36	$149	522.1	$.29
Dividends on preferred stock	(2)	—	—	(2)	—	(.01)

Basic earnings available to common stockholders (a)(b)	188	520.5	.36	147	522.1	.28
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.3	—	—	.7	—
Assuming conversion of minority OP units issuable	—	—	—	—	1.2	—
Assuming conversion of 2004 Exchangeable Senior Debentures	4	30.9	(.01)	4	29.0	(.01)

Diluted earnings available to common stockholders (a)(b)	$192	551.7	$.35	$151	553.0	$.27

	Year-to-date ended June 13, 2008			Year-to-date ended June 15, 2007
	Income	Shares	Per Share Amount	Income	Shares	Per Share Amount
Net income	$251	521.5	$.48	$336	521.8	$.65
Dividends on preferred stock	(4)	—	(.01)	(4)	—	(.01)

Basic earnings available to common stockholders (a)(b)	247	521.5	.47	332	521.8	.64
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.3	—	—	.8	—
Assuming conversion of minority OP units issuable	—	—	—	—	1.2	—
Assuming conversion of 2004 Exchangeable Senior Debentures	9	30.9	(.01)	9	29.0	(.02)

Diluted earnings available to common stockholders (a)(b)	$256	552.7	$.46	$341	552.8	$.62

(a)	Basic earnings per common share is computed by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings per common share is computed by dividing net income available to common stockholders, as adjusted for potentially dilutive securities by the weighted average number of shares of common stock outstanding plus potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, exchangeable debt securities and other minority interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that are anti-dilutive.
(b)	Our results for both periods presented were significantly affected by certain transactions. For further detail see “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share.”

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Region (a)

	As of June 13, 2008		Quarter ended June 13, 2008			Quarter ended June 15, 2007
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	27	15,936	$206.12	76.5%	$157.60	$204.17	76.8%	$156.89	0.5%
Mid-Atlantic	11	8,684	265.87	81.9	217.73	254.96	85.3	217.38	0.2
North Central	14	6,175	158.64	70.7	112.15	154.80	72.1	111.65	0.4
Florida	9	5,676	236.85	78.3	185.51	231.75	76.7	177.77	4.4
DC Metro	13	5,666	214.09	83.8	179.31	206.99	85.1	176.05	1.8
New England	11	5,663	185.14	77.5	143.52	177.62	76.3	135.45	6.0
South Central	8	4,358	172.07	71.8	123.62	167.42	74.3	124.44	(0.7)
Mountain	8	3,372	182.61	69.8	127.49	183.00	70.1	128.26	(0.6)
Atlanta	7	2,589	196.56	70.5	138.66	204.27	71.9	146.88	(5.6)
International	7	2,471	181.20	74.0	134.00	154.69	70.9	109.69	22.2

All Regions	115	60,590	207.62	76.5	158.91	202.34	77.2	156.28	1.7

	As of June 13, 2008		Year-to-date ended June 13, 2008			Year-to-date ended June 15, 2007
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	27	15,936	$206.10	74.7%	$154.01	$203.13	74.8%	$151.96	1.4%
Mid-Atlantic	11	8,684	253.22	78.1	197.72	241.06	80.6	194.39	1.7
North Central	14	6,175	149.20	63.1	94.21	145.50	67.4	98.10	(4.0)
Florida	9	5,676	242.60	79.7	193.29	239.45	76.4	183.01	5.6
DC Metro	13	5,666	208.75	74.4	155.40	202.59	77.6	157.28	(1.2)
New England	11	5,663	174.42	70.1	122.25	166.22	68.6	114.06	7.2
South Central	8	4,358	169.81	71.8	121.89	164.25	75.1	123.28	(1.1)
Mountain	8	3,372	192.74	67.4	129.99	187.75	69.2	129.94	—
Atlanta	7	2,589	195.77	70.0	136.98	198.26	70.8	140.34	(2.4)
International	7	2,471	172.90	71.9	124.29	149.15	68.0	101.35	22.6

All Regions	115	60,590	204.57	73.1	149.59	198.22	74.0	146.72	2.0

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Property Type (a)

	As of June 13, 2008		Quarter ended June 13, 2008			Quarter ended June 15, 2007
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	55	32,989	$220.48	78.3%	$172.65	$212.39	79.9%	$169.75	1.7%
Suburban	32	12,311	161.83	69.1	111.81	158.38	69.8	110.52	1.2
Resort/Convention	13	8,082	274.55	78.5	215.40	275.92	76.6	211.23	2.0
Airport	15	7,208	140.59	78.9	110.94	139.29	78.3	109.03	1.8

All Types	115	60,590	207.62	76.5	158.91	202.34	77.2	156.28	1.7

	As of June 13, 2008		Year-to-date ended June 13, 2008			Year-to-date ended June 15, 2007
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	55	32,989	$213.78	74.5%	$159.30	$205.35	76.3%	$156.64	1.7%
Suburban	32	12,311	162.28	65.7	106.68	157.44	67.2	105.73	0.9
Resort/Convention	13	8,082	279.07	77.4	216.04	278.99	74.7	208.39	3.7
Airport	15	7,208	142.11	74.7	106.14	139.78	74.8	104.54	1.5

All Types	115	60,590	204.57	73.1	149.59	198.22	74.0	146.72	2.0

(a)	See the notes to financial information for a discussion of reporting periods and comparable hotel results.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended		Year-to-date ended
	June 13, 2008	June 15, 2007	June 13, 2008	June 15, 2007
Number of hotels	115	115	115	115
Number of rooms	60,590	60,590	60,590	60,590
Percent change in comparable hotel RevPAR	1.7%	—	2.0%	—
Operating profit margin under GAAP (b)	19.5%	20.3%	16.5%	17.1%
Comparable hotel adjusted operating profit margin (b)	30.1%	30.3%	28.0%	28.3%
Food and beverage profit margin under GAAP (b)	31.6%	30.9%	29.7%	29.0%
Comparable food and beverage adjusted profit margin (b)	31.7%	31.1%	29.9%	29.3%
Comparable hotel sales
Room	$841	$827	$1,463	$1,431
Food and beverage (c)	436	425	772	748
Other	93	92	165	163

Comparable hotel sales (d)	1,370	1,344	2,400	2,342

Comparable hotel expenses
Room	195	189	350	338
Food and beverage (e)	298	293	541	529
Other	49	49	87	87
Management fees, ground rent and other costs	415	406	750	725

Comparable hotel expenses (f)	957	937	1,728	1,679

Comparable hotel adjusted operating profit	413	407	672	663
Non-comparable hotel results, net (g)	9	8	17	20
Office buildings and select service properties, net (h)	(1)	(1)	(1)	(1)
Depreciation and amortization	(131)	(118)	(255)	(233)
Corporate and other expenses	(14)	(15)	(31)	(37)
Gain on insurance settlement	—	—	7	—

Operating profit	$276	$281	$409	$412

(a)	See the notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.
(b)	Operating profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP margins are calculated using amounts presented in the consolidated statement of operations. Comparable margins are calculated using amounts presented in the above table.
(c)	The reconciliation of total food and beverage sales per the consolidated statements of operations to the comparable food and beverage sales is as follows:

	Quarter ended		Year-to-date ended
	June 13, 2008	June 15, 2007	June 13, 2008	June 15, 2007
Food and beverage sales per the consolidated statements of operations	$440	$427	$774	$748
Non-comparable food and beverage sales	(11)	(9)	(25)	(20)
Food and beverage sales for the property for which we record rental income	7	7	16	16
Adjustment for food and beverage sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	—	7	4

Comparable food and beverage sales	$436	$425	$772	$748

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows:

	Quarter ended		Year-to-date ended
	June 13, 2008	June 15, 2007	June 13, 2008	June 15, 2007
Revenues per the consolidated statements of operations	$1,415	$1,381	$2,473	$2,410
Non-comparable hotel sales	(40)	(33)	(83)	(72)
Hotel sales for the property for which we record rental income, net	14	14	27	27
Rental income for office buildings and select service hotels	(19)	(18)	(38)	(37)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	—	21	14

Comparable hotel sales	$1,370	$1,344	$2,400	$2,342

(e)	The reconciliation of total food and beverage expenses per the consolidated statements of operations to the comparable food and beverage expenses is as follows:

	Quarter ended		Year-to-date ended
	June 13, 2008	June 15, 2007	June 13, 2008	June 15, 2007
Food and beverage expenses per the consolidated statements of operations	$301	$295	$544	$531
Non-comparable food and beverage expense	(8)	(6)	(18)	(14)
Food and beverage expenses for the property for which we record rental income	5	4	10	9
Adjustment for food and beverage expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	—	5	3

Comparable food and beverage expenses	$298	$293	$541	$529

(f)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows:

	Quarter ended		Year-to-date ended
	June 13, 2008	June 15, 2007	June 13, 2008	June 15, 2007
Operating costs and expenses per the consolidated statements of operations	$1,139	$1,100	$2,064	$1,998
Non-comparable hotel expenses	(30)	(24)	(61)	(50)
Hotel expenses for the property for which we record rental income	13	13	28	29
Rent expense for office buildings and select service hotels	(20)	(19)	(39)	(38)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	—	15	10
Depreciation and amortization	(131)	(118)	(255)	(233)
Corporate and other expenses	(14)	(15)	(31)	(37)
Gain on insurance settlement	—	—	7	—

Comparable hotel expenses	$957	$937	$1,728	$1,679

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(g)	Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statement of operations as continuing operations and (ii) the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations.

(h)	Represents rental income less rental expense for select service properties and office buildings.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	June 13,	December 31,
	2008	2007
Equity
Common shares outstanding	518.6	522.6
Common shares and minority held common OP Units outstanding	542.3	540.9
Preferred OP Units outstanding	.02	.02
Class E Preferred shares outstanding	4.0	4.0

Security pricing
Common (a)	$15.55	$17.04
Class E Preferred (a)	$24.80	$25.05
3 1/4% Exchangeable Senior Debentures (b)	$1,073.75	$1,153.19
2 5/8% Exchangeable Senior Debentures (b)	$855.00	$855.44

Dividends declared per share for calendar year
Common (c)	$.40	$1.00
Class E Preferred (c)	$1.11	$2.22

Debt
Series K senior notes, with a rate of 7 1/ 8% due November 2013	$725	$725
Series M senior notes, with a rate of 7% due August 2012	347	347
Series O senior notes, with a rate of 6 3/ 8% due March 2015	650	650
Series Q senior notes, with a rate of 6 3/ 4% due June 2016	800	800
Series S senior notes, with a rate of 6 7/ 8% due November 2014	497	497
$500 million Exchangeable Senior Debentures, with a rate of 3 1/4% due April 2024	497	496
$600 million Exchangeable Senior Debentures, with a rate of 2 5/8% due April 2027	593	592
Senior notes, with rate of 10.0% due May 2012	7	7

Total senior notes	4,116	4,114
Mortgage debt (non-recourse) secured by $2.2 billion of real estate assets, with an average interest rate of 6.3% and 6.6% at June 13, 2008 and December 31, 2007, respectively, maturing through December 2023	1,499	1,423
Credit facility (d)	210	—
Other	87	88

Total debt (e)(f)	$5,912	$5,625

Percentage of fixed rate debt	91.4%	100%
Weighted average interest rate	5.9%	6.0%
Weighted average debt maturity	5.2 years	5.7 years

	Quarter ended		Year-to-date ended
	June 13,	June 15,	June 13,	June 15,
	2008	2007	2008	2007
Hotel Operating Statistics for All Properties (g)
Average daily rate	$205.10	$199.50	$201.99	$194.93
Average occupancy	76.2%	76.4%	73.0%	73.5%
RevPAR	$156.20	$152.49	$147.46	$143.33

(a)	Share prices are the closing price as reported by the New York Stock Exchange.
(b)	Amount reflects market price of a single $1,000 debenture as quoted by Bloomberg L.P.
(c)	On June 16, 2008, the Company declared a second quarter common dividend of $0.20 per share and a second quarter preferred dividend of $0.5546875 per share for its Class E cumulative redeemable preferred stock.
(d)

During the second quarter, the Company entered into a $210 million term loan, which is an expansion of the Company’s existing $600 million credit facility. The term loan was completed in two phases, with $165 million

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

closing in April 2008 (as previously announced) and an additional $45 million, with the same terms, closing in May 2008. The term loan has a maturity date of September 9, 2011 which the Company can extend for one year, subject to certain conditions. The term loan is prepayable without penalty after October 2009 and may be repaid prior to that date for a fee. The term loan bears interest at LIBOR plus 175 basis points, with a LIBOR floor of 2.25%. The proceeds from the term loan were used to repay the $100 million draw under the Credit Facility and for general corporate purposes. As a result of this transaction, the Company has $600 million available under the revolver feature of the Credit Facility.

(e)	In accordance with GAAP, total debt includes the debt of entities that we consolidate, but do not own 100% of the interests, and excludes the debt of entities that we do not consolidate, but have a minority ownership interest and record our investment therein under the equity method of accounting. As of June 13, 2008, our minority partners’ share of consolidated debt is $68.3 million and our share of debt in unconsolidated investments is $391.4 million.
(f)	Total debt as of June 13, 2008 and December 31, 2007 includes net discounts of $12 million and $13 million, respectively.
(g)	The operating statistics reflect all consolidated properties as of June 13, 2008 and June 15, 2007, respectively. The operating statistics include the results of operations for nine properties sold as of June 15, 2008 prior to their disposition.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders

to Funds From Operations per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended June 13, 2008			Quarter ended June 15, 2007
			Per Share			Per Share
	Income	Shares	Amount	Income	Shares	Amount
Net income available to common stockholders	$188	520.5	$.36	$147	522.1	$.28
Adjustments:
Gains on dispositions, net of taxes	(10)	—	(.02)	2	—	—
Amortization of deferred gains and other property transactions, net of taxes	(1)	—	—	(1)	—	—
Depreciation and amortization	130	—	.25	117	—	.23
Partnership adjustments	12	—	.02	6	—	.01
FFO of minority partners of Host LP (a)	(14)	—	(.03)	(9)	—	(.02)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.3	—	—	.7	—
Assuming conversion of 2004 Exchangeable Senior Debentures	4	30.9	(.02)	4	29.0	(.02)

FFO per diluted share (b)(c)	$309	551.7	$.56	$266	551.8	$.48

	Year-to-date ended June 13, 2008			Year-to-date ended June 15, 2007
			Per Share			Per Share
	Income	Shares	Amount	Income	Shares	Amount
Net income available to common stockholders	$247	521.5	$.47	$332	521.8	$.64
Adjustments:
Gains on dispositions, net of taxes	(10)	—	(.02)	(139)	—	(.27)
Amortization of deferred gains and other property transactions, net of taxes	(2)	—	—	(2)	—	—
Depreciation and amortization	254	—	.49	234	—	.45
Partnership adjustments	16	—	.03	13	—	.02
FFO of minority partners of Host LP (a)	(21)	—	(.04)	(15)	—	(.03)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.3	—	—	.8	—
Assuming conversion of 2004 Exchangeable Senior Debentures	9	30.9	(.04)	9	29.0	(.03)

FFO per diluted share (b)(c)	$493	552.7	$.89	$432	551.6	$.78

(a)	Represents FFO attributable to the minority interests in Host LP.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders

to Funds From Operations per Common Share

(unaudited, in millions, except per share amounts)

(b)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, exchangeable debt securities and other minority interests that have the option to convert their limited partnership interest to common OP Units. No effect is shown for securities if they are anti-dilutive.
(c)	FFO per diluted share was significantly affected by certain transactions. For further detail see “Schedule of Significant Transactions Affecting Earnings per Diluted Share and Funds From Operations per Diluted Share.”

HOST HOTELS & RESORTS, INC.

Schedule of Significant Transactions Affecting Earnings per Share

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended June 13, 2008		Quarter ended June 15, 2007
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Senior notes redemptions and debt prepayments (a)	—	—	(46)	(46)
Gain/(loss) on hotel dispositions, net of taxes	10	—	(2)	—
Assuming conversion of minority OP Units issuable	—	—	—	(1)
Minority interest income (expense) (b)	—	—	2	2

Total (c)	$10	$—	$(46)	$(45)

Diluted shares	551.7	—	553.0	553.0
Per diluted share	$.02	$—	$(.08)	$(.08)

	Year-to-date ended June 13, 2008		Year-to-date ended June 15, 2007
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Senior notes redemptions and debt prepayments (a)	—	—	(46)	(46)
Gain on hotel dispositions, net of taxes	10	—	139	—
Minority interest income (expense) (b)	—	—	(3)	2

Total (c)	$10	$—	$90	$(44)

Diluted shares	552.7	—	552.8	551.6
Per diluted share	$.02	$—	$.16	$(.08)

(a)	Represents call premiums and the acceleration of original issue discounts and deferred financing costs, as well as incremental interest during the call or prepayment notice period, included in interest expense in the consolidated statements of operations. We recognized these costs in conjunction with the prepayment or refinancing of senior notes and mortgages during the periods presented.
(b)	Represents the portion of the significant transactions attributable to minority partners in Host LP.
(c)	Net income of Host LP was also affected by the transactions discussed above, with the exception of the minority interest income (expense) item discussed in footnote (b). Accordingly, the total adjustments to the net income of Host LP were approximately $10 million for the second quarter and year-to-date 2008 and $(48) million and $93 million for the second quarter and year-to-date 2007, respectively.

HOST HOTELS & RESORTS, L.P.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per unit amounts)

	Quarter ended		Year-to-date ended
	June 13,	June 15,	June 13,	June 15,
	2008	2007	2008	2007
Revenues
Rooms	$856	$839	$1,480	$1,447
Food and beverage	440	427	774	748
Other	92	90	162	159

Total hotel sales	1,388	1,356	2,416	2,354
Rental income	27	25	57	56

Total revenues	1,415	1,381	2,473	2,410

Expenses
Rooms	199	193	356	343
Food and beverage	301	295	544	531
Hotel departmental expenses	325	314	583	563
Management fees	73	71	125	116
Other property-level expenses	96	94	177	175
Depreciation and amortization	131	118	255	233
Corporate and other expenses	14	15	31	37
Gain on insurance settlement	—	—	(7)	—

Total operating costs and expenses	1,139	1,100	2,064	1,998

Operating profit	276	281	409	412
Interest income	5	12	9	18
Interest expense	(81)	(136)	(157)	(230)
Net gains on property transactions	1	1	2	2
Minority interest expense	(1)	—	(8)	(4)
Equity in earnings of affiliates	2	3	2	5

Income before income taxes	202	161	257	203
Provision for income taxes	(14)	(11)	(7)	(5)

Income from continuing operations	188	150	250	198
Income from discontinued operations (b)	11	4	12	150

Net income	199	154	262	348
Less: Distributions on preferred units	(2)	(2)	(4)	(4)

Net income available to common unitholders	$197	$152	$258	$344

Basic earnings per common unit:
Continuing operations	$.34	$.27	$.45	$.36
Discontinued operations	.02	.01	.02	.28

Basic earnings per common unit	$.36	$.28	$.47	$.64

Diluted earnings per common unit:
Continuing operations	$.33	$.26	$.44	$.36
Discontinued operations	.02	.01	.02	.26

Diluted earnings per common unit	$.35	$.27	$.46	$.62

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. When distinguishing between Host and Host LP, the primary difference is the partnership interests in Host LP held by outside partners, which is reflected as minority interest in Host’s consolidated balance sheets and minority interest expense in Host’s consolidated statements of operations. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.
(b)	Reflects the results of operations and gain on sale, net of the related income tax, for one property held-for-sale at June 13, 2008, one property sold in 2008 and nine properties sold in 2007.

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(unaudited, in millions)

	Quarter ended		Year-to-date ended
	June 13,	June 15,	June 13,	June 15,
	2008	2007	2008	2007
Net income	$199	$154	$262	$348
Interest expense	81	136	157	230
Depreciation and amortization	131	118	255	233
Income taxes	14	11	7	5
Discontinued operations (a)	—	—	—	3

EBITDA	425	419	681	819
Gains on dispositions	(10)	2	(10)	(139)
Amortization of deferred gains	(1)	(1)	(2)	(2)
Equity investment adjustments:
Equity in earnings of affiliates	(2)	(3)	(2)	(5)
Pro rata EBITDA of equity investments	11	10	17	15
Consolidated partnership adjustments: Minority interest expense	1	—	8	4
Pro rata EBITDA of minority partners	(5)	(5)	(11)	(11)

Adjusted EBITDA of Host LP	$419	$422	$681	$681

(a)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Third Quarter 2008 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Third Quarter 2008 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$39	518.7	$.07
Adjustments:
Depreciation and amortization	123	—	.24
Gain on dispositions, net of taxes	(15)	—	(.03)
Partnership adjustments	5	—	.01
FFO of minority partners of Host LP (b)	(7)	—	(.01)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.5	—
Assuming conversion of 2004 Exchangeable Senior Debentures	4	31.2	(.01)

FFO per diluted share	$149	550.4	$.27

	High-end of Range
	Third Quarter 2008 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$49	518.7	$.09
Adjustments:
Depreciation and amortization	123	—	.24
Gain on dispositions, net of taxes	(15)	—	(.03)
Partnership adjustments	5	—	.01
FFO of minority partners of Host LP (b)	(7)	—	(.01)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.5	—
Assuming conversion of 2004 Exchangeable Senior Debentures	4	31.2	(.01)

FFO per diluted share	$159	550.4	$.29

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Full Year 2008 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Full Year 2008 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$446	519.2	$.86
Adjustments:
Depreciation and amortization	542	—	1.04
Gain on dispositions, net of taxes	(28)	—	(.05)
Partnership adjustments	31	—	.06
FFO of minority partners of Host LP (b)	(42)	—	(.08)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.4	—
Assuming conversion of 2004 Exchangeable Senior Debentures	19	32.2	(.08)

FFO per diluted share	$968	551.8	$1.75

	High-end of Range
	Full Year 2008 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$498	519.2	$.96
Adjustments:
Depreciation and amortization	542	—	1.04
Gain on dispositions, net of taxes	(28)	—	(.05)
Partnership adjustments	33	—	.06
FFO of minority partners of Host LP (b)	(44)	—	(.08)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.4	—
Assuming conversion of 2004 Exchangeable Senior Debentures	19	32.2	(.08)

FFO per diluted share	$1,020	551.8	$1.85

(a)	The third quarter and full year 2008 forecasts were based on the following assumptions:

•

Comparable hotel RevPAR will decrease between 4% to 2% for the third quarter and will range from a decrease of 1% to an increase of 1% for the full year for the low and high ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will range from a decrease of 125 basis points to 75 basis points for the full year for the low and high ends of the forecasted range, respectively.

•	We do not anticipate that any acquisitions will be made during 2008.

•	We expect to have additional hotel dispositions of approximately $100 million during 2008.

•	We expect to spend approximately $650 million on capital expenditures in 2008.

•	Fully diluted weighted average shares for FFO per diluted share and earnings per diluted share will be approximately 550.4 and 551.8 million for the third quarter and the full year, respectively.

The amounts shown in these forecasts are based on these and other assumptions, as well as management’s estimate of operations for 2008. These forecasts are forward-looking and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual transactions, results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will be materially different. Risks that may affect these assumptions and forecasts include the following:

•	the level of RevPAR and margin growth or decline may change significantly;

•

the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions;

•	the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income;

•	the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income;

•	the number of shares of the Company’s common stock repurchased may change based on market conditions; and

•	other risks and uncertainties associated with our business described herein and in the Company’s filings with the SEC.

(b)	Represents FFO attributable to the minority interests in Host LP.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2008 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2008
	Low-end of range	High-end of range
Operating profit margin under GAAP (b)	14.6%	15.3%
Comparable hotel adjusted operating profit margin (c)	26.3%	26.8%

Comparable hotel sales
Room	$3,223	$3,288
Other	1,993	2,033

Comparable hotel sales (d)	5,216	5,321

Comparable hotel expenses
Rooms and other departmental costs	2,174	2,211
Management fees, ground rent and other costs	1,669	1,683

Comparable hotel expenses (e)	3,843	3,894

Comparable hotel adjusted operating profit	1,373	1,427
Non-comparable hotel results, net	18	15
Office buildings and select service properties, net	9	9
Depreciation and amortization	(543)	(543)
Corporate and other expenses	(72)	(72)

Operating profit	785	836

(a)	Forecasted comparable hotel results include assumptions on the number of hotels that will be included in our comparable hotel set in 2008. We have assumed that 115 hotels will be classified as comparable as of December 31, 2008. No assurances can be made as to the hotels that will be in the comparable hotel set for 2008. Also, see the notes following the table reconciling net income available to common shareholders to Funds From Operations per Diluted Share for assumptions relating to the full year 2008 forecasts.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above. We forecasted a decrease in margins of 125 basis points to 75 basis points under the 2007 comparable hotel adjusted operating profit margin of 27.55%.
(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	Full Year 2008
	Low-end of range	High-end of range
Revenues	$5,378	$5,471
Non-comparable hotel sales	(122)	(110)
Hotel sales for the property for which we record rental income, net	53	53
Rental income for office buildings and select service hotels	(93)	(93)

Comparable hotel sales	$5,216	$5,321

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2008 Forecasts (a)

(unaudited, in millions, except hotel statistics)

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	Full Year 2008
	Low-end of range	High-end of range
Operating costs and expenses	$4,593	$4,635
Non-comparable hotel expenses	(104)	(95)
Hotel expenses for the property for which we record rental income	53	53
Rent expense for office buildings and select service hotels	(84)	(84)
Depreciation and amortization	(543)	(543)
Corporate and other expenses	(72)	(72)

Comparable hotel expenses	$3,843	$3,894

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2008 Forecasts (a)

(unaudited, in millions)

	Full Year 2008
	Low-end	High-end
	of range	of range
Net income	$477	$529
Interest expense	356	356
Depreciation and amortization	543	543
Income taxes	2	—

EBITDA	1,378	1,428
Gains on dispositions	(28)	(28)
Equity investment adjustments:
Equity in earnings of affiliates	(10)	(10)
Pro rata Adjusted EBITDA of equity investments	47	47
Consolidated partnership adjustments:
Minority interest expense	6	6
Pro rata Adjusted EBITDA of minority partners	(18)	(18)

Adjusted EBITDA of Host LP	$1,375	$1,425

(a)	See the notes following the table reconciling net income available to common shareholders to Funds From Operations per Diluted Share for assumptions relating to the full year 2008.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc., or Marriott, the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Starwood and Hyatt, report results on a monthly basis. Additionally, Host, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott but our fourth quarter ends on December 31 and our full year results, as reported in our consolidated statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the second quarter of 2008 ended on June 13, and the second quarter of 2007 ended on June 15, though both quarters reflect twelve weeks of operations. In contrast, the June 13, 2008 year-to-date operations included 165 days of operations, while the June 15, 2007 year-to-date operations included 166 days of operations.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately 42% of our hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

REPORTING PERIODS FOR HOTEL OPERATING STATISTICS AND COMPARABLE HOTEL RESULTS

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks (such as fiscal year 2008) versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results may differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•

Hotel results for the second quarter of 2008 reflect 12 weeks of operations for the period from March 22, 2008 to June 13, 2008 for our Marriott-managed hotels and results from March 1, 2008 to May 31, 2008 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for the second quarter of 2007 reflect 12 weeks of operations for the period from March 24, 2007 to June 15, 2007 for our Marriott-managed hotels and results from March 1, 2007 to May 31, 2007 for operations of all other hotels which report results on a monthly basis.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

•

Hotel results for year-to-date 2008 reflect 24 weeks for the period from December 29, 2007 to June 13, 2008 for our Marriott-managed hotels and results from January 1, 2008 to May 31, 2008 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for year-to-date 2007 reflect 24 weeks for the period from December 30, 2006 to June 15, 2007 for our Marriott-managed hotels and results from January 1, 2007 to May 31, 2007 for operations of all other hotels which report results on a monthly basis.

COMPARABLE HOTEL OPERATING STATISTICS

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and adjusted operating profit margin) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared, and (ii) that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. Of the 118 hotels that we owned as of June 13, 2008, 115 hotels have been classified as comparable hotels. The operating results of the following hotels that we owned as of June 13, 2008 are excluded from comparable hotel results for these periods:

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The Sacramento Host Airport Hotel (the Company executed an agreement with the County of Sacramento related to the expansion of the Airport, which will result in the closing of the hotel by August 2008);

•	Atlanta Marriott Marquis (a two-year major renovation that was completed in June 2008); and

•	New Orleans Marriott (property damage and business interruption from Hurricane Katrina in August 2005).

The operating results of the hotel we disposed of in 2008 and the nine hotels we disposed of in 2007 are also not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our hotel properties, they exclude results for our non-hotel properties and other real estate investments.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO per diluted share of Host, (ii) EBITDA of Host LP, (iii) Adjusted EBITDA of Host LP and (iv) Comparable Hotel Operating Results of Host. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

As of July 15, 2008, Host owns approximately 96% of the partnership interest of Host LP and is its sole general partner. We conduct all of our operations through Host LP, and Host LP is the obligor on our senior notes and on our credit facility. Historically, management has adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, the Adjusted EBITDA of Host LP is presented because we believe it is a relevant measure in calculating certain credit ratios, since Host LP is the owner of all of our hotels and is the obligor on our debt noted above. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

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Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition of assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

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Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because it includes our pro-rata portion of depreciation, amortization and interest expense. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this more accurately reflects the performance of our investment. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

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Consolidated Partnership Adjustments – We exclude the minority interest in the income or loss of our consolidated partnerships as presented in our consolidated statement of operations because it includes our minority partners’ pro-rata portion of depreciation, amortization and interest

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

expense. We deduct the minority partners’ pro rata share of the Adjusted EBITDA of our consolidated partnerships as we believe this more accurately reflects the minority owners’ interest in our consolidated partnerships. The pro rata Adjusted EBITDA of minority partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the minority partners’ positions in the partnership or joint venture.

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Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

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Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.